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                                                                   Exhibit 10.23


                               CRS SIRRINE, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



        THIS INSTRUMENT made as of June 30, 1988 by CRS Sirrine, Inc. (the "Company").

                            W I T N E S S E T H :

        WHEREAS, the Company maintains the CRS Sirrine, Inc. Supplemental Executive Retirement Plan, effective November 1, 1987 (the "Plan"); and

        WHEREAS, the Company reserved the right in Article VIII to amend the Plan at any time by action of its Board of Directors; and

        WHEREAS, the Board of Directors adopted resolutions on June 30, 1988 to amend the Plan's provisions regarding a Change of Control (as hereinafter defined) and certain related provisions;

        NOW, THEREFORE, the Plan is hereby amended, effective as of June 30, 1988, as follows:

        1. The definition of "Change of Control" in Article II of the Plan is hereby amended to read as follows:

                "A 'Change of Control' shall be deemed to occur when and only when any of the following events first occurs:

                        (a) any person becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25 percent or more of the combined voting power of the Company's then outstanding voting securities; or

                        (b) three or more directors, whose election or nomination for election is not approved by a majority of the Incumbent Board (as hereinafter defined), are elected within any single 24-month period to serve on the Board; or

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                        (c)     members of the Incumbent Board cease to
                constitute a majority of the Board without the approval of the remaining members of the Incumbent Board; or

                        (d) any merger (other than a merger in which the Company is the survivor and there is no accompanying Change of Control under subsection (a), (b) or (c) of this definition), consolidation, liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company.

                Notwithstanding the foregoing, a Change of Control shall not be deemed to occur pursuant to subsection (a) above (i) solely because 25 percent or more of the combined voting power of the Company's outstanding securities is acquired by one or more employee benefit plans maintained by the Company or by any other employer the majority interest in which is held, directly or indirectly, by the Company; (ii) with respect to a Participant who elects by written notice to the Company before any disposition by the Company of all or substantially all of the business and assets of the architectural, engineering and construction businesses of the Company (herein called "Services") that such disposition shall not constitute a Change of Control for the purposes of the Plan; or (iii) on account of a disposition by the Company of all or substantially all of the assets and business of Services in respect of any Participant whose duties and responsibilities are principally in relation to business and operations of the Company other than Services, as conclusively determined in its absolute discretion by the Administrative Committee. For purposes of this definition, the terms 'person' and 'beneficial owner' shall have the meanings set forth in sections 3(a) and 13(d) of the Securities Exchange Act of 1934, as amended, and in the regulations promulgated thereunder, as in effect on June 30, 1988; and the term 'Incumbent Board' shall mean (i) the members of the Board on June 30, 1988, to the extent that they continue to serve as members of the Board, and (ii) any individual who




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        becomes a member of the Board after June 30, 1988, if his election or nomination for election as a director was approved by a vote of at least three-quarters of the then Incumbent Board."

        2. The proviso clause in the first sentence of the definition of "Retirement" in Article II of the Plan, which begins "provided that on or after the date on which a Change of Control occurs", is hereby amended in its entirety to read as follows:

        "; provided that on or after the date on which a Change of Control occurs, a termination by the Employer of a Participant's employment shall be deemed to be for cause, for purposes of the Plan, only if the Participant's employment is terminated because (A) he has engaged in unlawful acts that violate laws of the United States or of any state thereof and that were intended to result in the substantial personal enrichment of the Participant at the Company's expense, or (B) he has engaged (except by reason of incapacity due to illness or injury) in a material willful violation of his responsibilities to the Company that results in a material injury to the Company."

        3.     Section 9.1(c) of the Plan is hereby amended to read as follows:

                "(c) Any Participant (i) whose employment is terminated by the Company within three years after a Change of Control except for cause (as defined in the proviso in the definition of Retirement above) or
        (ii) with respect to whom (A) Good Reason arises within three years after a Change of Control and (B) the Participant terminates his employment with the Company within the earlier of (i) six months after the Good Reason arises or (ii) three years after the Change of Control, shall receive, in a single lump-sum cash payment made within 30 days after the date on which his employment terminates, the Equivalent Value of a Supplemental Retirement Benefit that is determined based on an Applicable Percentage of 20 percent.





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                For purposes of Section 9.1(c), Equivalent Value shall be
                determined as if the Participant were entitled to a series of payments under the Plan commencing on the date on which his termination of employment occurred. For purposes of
                Section 9.1(c), a Participant shall be deemed to have 'Good Reason' for terminating employment with the Company only if one or more of the following occurs after a Change of Control:

                        (i) a change in the Participant's status or position(s) with the Company that, in the Participant's reasonable judgment, represents a demotion from the Participant's status or position(s) in effect immediately prior to the Change of Control;

                        (ii) the assignment to the Participant of any duties or responsibilities that, in the Participant's reasonable judgment, are inconsistent with the Participant's status or position(s) in effect immediately prior to the Change of Control;

                        (iii) layoff or involuntary termination of the Participant's employment, except in connection with the termination of the Participant's employment for cause (as defined in the proviso in the definition of 'Retirement,' above) or as a result of the Participant's Retirement, Disability or death;

                        (iv)     a reduction by the Company in the
                Participant's total compensation (which shall be deemed, for this purpose, to be equal to the base salary that he earned for the year preceding the Change of Control plus the aggregate bonus that he would have earned for the current year under the same criteria that were in effect for such preceding year);

                        (v) a material increase in the Participant's responsibilities or duties without a commensurate increase in total compensation;

                        (vi) the failure by the Company to continue in effect any Benefit Plan (as defined below) in which the Participant is




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                participating immediately prior to the Change of Control
                (or plans or arrangements providing the Participant with substantially equivalent benefits) other than as a result of the normal expiration of any such Benefit Plan in accordance with its terms as in effect immediately prior to the Change of Control;

                        (vii) any action or inaction by the Company that would adversely affect the Participant's continued participation in any Benefit Plan on at least as favorable a basis as was the case immediately prior to the Change of Control, or that would materially reduce the Participant's benefits in the future under the Benefit Plan or deprive him of any material benefits that he enjoyed immediately prior to the Change of Control, except to the extent that such action or inaction by the Company is required by the terms of the Benefit Plan as in effect immediately prior to the Change of Control, or is necessary to comply with applicable law or to preserve the qualification of the Benefit Plan under section 401(a) of the Code, and except to the extent that the Company provides the Participant with substantially equivalent benefits;

                        (viii) the Company's failure to provide and credit the Participant with the number of days of paid vacation, holiday or leave to which he is then entitled in accordance with the Company's normal vacation, holiday or leave policy in effect immediately prior to the Change of Control;

                        (ix) the imposition of any requirement that the Participant be based anywhere other than within 25 miles of where his principal office was located immediately prior to the Change of Control;

                        (x) a material increase in the frequency or duration of the Participant's business travel; or

                        (xi) any violation by the Company of any provision of this Plan.





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        Notwithstanding the foregoing, no action by the Company shall give rise to a Good Reason if it results from the Participant's termination for cause (as defined in the proviso in the definition of 'Retirement,' above), Retirement, or death, and no action by the Company specified in subparts (i) through (iv) above shall give rise to a Good Reason if it results from the Participant's Disability. A Good Reason shall not be deemed to be waived by reason of the Participant's continued employment as long as the termination of the Participant's employment occurs within six months after the Good Reason arises or three years after the Change of Control, whichever occurs earlier. For purposes of this definition of termination for Good Reason, 'Benefit Plan' means any compensation plan, such as an incentive, stock option, or restricted stock plan, or any employee benefit plan, such as a thrift, pension, profit-sharing, stock bonus, long-term performance award, medical, disability, accident, or life insurance plan, or a relocation plan or policy, or any other plan, program or policy of the Company that is intended to benefit employees."

        4.     The Plan is hereby amended to add the following paragraph (d) to
Section 9.1:

                "(d) In the event of a Change of Control arising from a merger or sale of the stock or all or substantially all of the assets of Services and at such time (i) if the Participant's duties and responsibilities are principally in relation to the business of Services and (ii) such Participant is offered employment by Services or its successor or an affiliate thereof on terms at least as favorable as such Participant enjoyed immediately prior to such Change of Control (both (i) and (ii) as conclusively determined in its absolute discretion by the Administrative Committee), then whether or not such Participant accepts such offer of employment, such Participant shall not be entitled to any benefits under the Plan on account of such Change of Control and such Participant's participation in the Plan shall terminate effective with such Change of Control.




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        IN WITNESS WHEREOF, the Company has caused this Instrument to be executed by its duly authorized officers and its corporate seal to be affixed hereto as of the date first above written.



                                          CRS SIRRINE, INC.

                                                   /s/ Richard Daerr
                                          By ______________________________
                                          Its   Executive Vice President

Attest:

      /s/ Frank Perrone
_______________________________
(Corporate Seal)





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